Exhibit 4.5

NUMBER	UNITS

U

SEE REVERSE FOR CERTAIN DEFINITIONS	MILLSTREAM ACQUISITION CORPORATION

CUSIP 601316 20 1

        UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO REDEEMABLE WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK

        This Certifies that

        is the owner of                                                                                                  Units

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Millstream Acquisition Corporation, a Delaware corporation (the "Company") and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment) and is exercisable on the later of the Company's completion of a business combination or 5:00 p.m., New York City Time, on July    , 2007 (the "Expiration Date"), or earlier upon redemption. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to October    , 2003, subject to earlier separability in the discretion of EarlyBirdCapital, Inc. ("Representative"). The terms of the Warrants are governed by a Warrant Agreement dated as of July    , 2003 (the "Warrant Agreement") among the Company, the Representative and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., New York City Time, on the Expiration Date.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.           Dated:

CHAIRMAN AND CHIEF EXECUTIVE OFFICER	[SEAL]	ASSISTANT SECRETARY

MILLSTREAM ACQUISITION CORPORATION

        The Corporation will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship		under Uniform Gifts to Minors
		and not as tenants in common		Act (State)

        For value received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                  Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.